UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 22, 2024

LUMOS PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Marathon Blvd., Suite 200
Austin, Texas 78756
(Address of Principal Executive Offices)

(512) 215-2630
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LUMO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.
Entry into a Material Definitive Agreement.

Merger Agreement

On October 22, 2024, DPV Parent, Inc. (“Parent”), a Delaware corporation, DPV MergerSub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub,” and together with Parent, the “Buyer Parties”), Lumos Pharma, Inc., a Delaware corporation (“Lumos” or the “Company”), and, solely for the purpose of Section 9.17, Double Point Ventures LLC, a Delaware limited liability company (“DPV”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent will cause Merger Sub to commence a tender offer (as it may be amended from time to time as permitted by the Merger Agreement, the “Offer”) as promptly as practicable, but in no event later than 20 business days after the date of the Merger Agreement, to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock,” each a “Share” and collectively, the “Shares”) at a price per Share of (i) $4.25 in cash, without interest (such amount per Share, the “Cash Amount”), plus (ii) one non-transferable, unsecured contingent value right, which represents the right to receive additional contingent cash consideration payable upon achievement of certain milestones (a “CVR” and each CVR together with the Cash Amount, the “Offer Price”). As soon as practicable following the consummation of the Offer, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Offer to commence no later than November 20, 2024 and to expire at one minute after 11:59 p.m. ET on the date that is 20 business days following the commencement of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The Company expects the Merger to close in the fourth calendar quarter of 2024, subject to the satisfaction or waiver of the closing conditions.

Following the acceptance for payment of Shares in the Offer (the “Acceptance Time”) at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and without any stockholder vote, with the Company continuing as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, and as a result of the Merger:

•
each Share outstanding immediately prior to the Effective Time (other than Shares held by Parent or Merger Sub) and Dissenting Shares (as defined below) will be converted into the right to receive the Offer Price, less any required withholding taxes (the “Merger Consideration”);

•	each Share held by the Company as treasury stock or by Parent or Merger Sub immediately prior to the Effective Time will be canceled, and no payment shall be made with respect thereto;

•
each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately following the Effective Time;

•
Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to and has properly demanded appraisal for such Shares in accordance with the DGCL (“Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, but will be entitled only to such rights as are granted by Section 262 of the DGCL, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal under Section 262 of the DGCL;

•
each restricted stock unit award of the Company (an “RSU”), whether vested or unvested, outstanding as of immediately prior to the Effective Time will be canceled and converted into the right to receive (a) an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the Cash Amount and (ii) the number of Shares subject to the RSU, and (b) one CVR for each Share underlying the RSU;

•
each In-the-Money Option (as defined in the Merger Agreement) shall become immediately vested and exerciseable in full, as if any service- or performance-based vesting conditions had been achieved in full, and will be canceled and converted into the right to receive (a) an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (x) the excess of the Cash Amount over the exercise price per Share and (y) the number of Shares subject to the In-the-Money Option, and (b) one CVR for each Share underlying the In-the-Money Option; and

•	each Out-of-the-Money Option (as defined in the Merger Agreement) will be canceled without any cash payment or issuance of CVRs being made in respect thereof.

Merger Sub’s obligation to accept and pay for shares of Company Common Stock that are validly tendered in the Offer, and not validly withdrawn, is subject to certain conditions, including (i) that a majority of the outstanding shares of the Company Common Stock be validly tendered and not validly withdrawn as of the expiration of the Offer; (ii) the absence of any injunction or other order or law that prohibits, enjoins, restrains or makes illegal the Offer or the closing of the Merger; (iii) the absence, since the date of the Merger Agreement, of a Material Adverse Event (as defined in the Merger Agreement) that is continuing; (iv) the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, and compliance with the covenants and agreements contained in the Merger Agreement as of the closing of the Merger; (v) the aggregate number of Dissenting Shares not exceeding more than 10% of the outstanding Shares as of immediately prior to the Acceptance Time; and (vi) the Merger Agreement not being terminated in accordance with its terms. The consummation of the Offer and closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain kinds of material transactions during such period, and, subject to certain customary exceptions, for the Company’s Board of Directors (the “Board”) to recommend that the Company’s stockholders tender their shares in the Offer. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub.

Pursuant to the Merger Agreement, DPV absolutely, unconditionally and irrevocably guaranteed to the Company the due, complete and punctual payment, observance, performance and discharge of the Offer Price, on the terms and conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, the Company is subject to customary exclusivity restrictions prohibiting the Company and its representatives from soliciting acquisition proposals from third parties or providing information to or participating or engaging in any discussions or negotiations with third parties regarding acquisition proposals, subject to certain exceptions set forth in the Merger Agreement as described below.

Prior to the Effective Time, the Company may respond to unsolicited proposals if the Board determines in good faith that such proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below) and the failure to consider such proposal would be inconsistent with its fiduciary duties pursuant to applicable law. A Superior Proposal means any bona fide written offer for at least 50% of the Company that is reasonably likely to be consummated and, if consummated, would be more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by the Merger Agreement (a “Superior Proposal”), taking into account all the terms and conditions and legal, financial, regulatory and other aspects of the proposal and the party making the proposal and after considering adjustments to the Merger Agreement proposed by Parent in response to such acquisition proposal. The Board must recommend the Merger to the Company’s stockholders but may change its recommendation for a Superior Proposal or in response to a Change in Circumstance (as defined below). A Change in Circumstance means a material event or development or material change in circumstances which does not relate to the Offer and was not actually known or reasonably foreseeable to the Board as of or prior to the date of the Merger Agreement, subject to certain exceptions (a “Change in Circumstance”).

The Merger Agreement contains certain termination rights for both the Company and Parent, including (i) termination by either party for (A) the enactment, enforcement or application or any law or the issuance of a final and non-appealable order by a court of competent jurisdiction that prohibits, enjoins, restrains or makes illegal the Offer or the Merger; (B) the termination or expiration of the Offer without Merger Sub being required to accept Shares for payment and the failure of the Merger to close by the Outside Date (as defined in the Merger Agreement); and (C) the mutual written agreement, at any time prior to the Effective Time (as defined in the Merger Agreement), of Parent and the Company; and termination by the Company (i) if the Buyer Parties breach or fail to perform their representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform would reasonably be expected to result in a Parent Material Adverse Effect (as defined in the Merger Agreement), provided that such breach or failure to perform is uncurable or remains uncured, or (ii) in order to accept a Superior Proposal (as described above). Parent may terminate if (i) there is an Adverse Recommendation Change (as defined in the Merger Agreement), (ii) if Company breaches certain non-solicitation obligations, or (iii) if the Company is in Default (as defined in the CTF Agreement) of the CTF Agreement (as defined below) due to a breach of the covenants contained in Section 5.2 of the CTF Agreement related to the use of proceeds advanced thereunder. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee equal to (i) 4.0% of the total equity value (on a fully-diluted basis) implied by the Cash Amount plus (ii) any then-outstanding amounts, including principal and interest remaining under the CTF Agreement.

The Company Board, with the assistance of the Board’s legal and financial advisors, has unanimously (i) determined that the Merger Agreement, the Offer, the Merger, the CVR Agreement (as defined below) and the other transactions contemplated by the Merger Agreement, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transaction contemplated thereby, including the Offer and the Merger, and resolved that the Merger be governed by Section 251(h) of the DGCL; (iii) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer, upon the terms and subject to the conditions set forth therein; and (iv) approving the Merger Agreement and the transaction contemplated thereby for purposes of Section 203 of the DGCL.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which, along with all exhibits thereto, is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Contingent Value Rights Agreement

At or prior to the Effective Time, Parent expects to enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (the “Rights Agent”).  Each CVR represents the contractual right to receive certain contingent cash payments equal to “CVR Proceeds” calculated as follows:

(i)
upon the first achievement of Annual Global Net Revenue (as defined in the CVR Agreement) in a fiscal year equal to or greater than (a) $500 million, (b) $1 billion, and/or (c) $1.5 billion, a price of $1.00 per share, $1.50 per share, and $2.00 per share, respectively, each calculated during the period beginning on the closing of the Merger (the “Merger Closing”) and ending on December 31, 2037;

(ii)
following the execution of any definitive agreement or series of agreements with any third party (excluding any Company Sale (as defined in the CVR Agreement)) that occurs during the period beginning on the Merger Closing and ending on the 18-month anniversary of the Merger Closing with respect to the sale, assignment, transfer, license, option, non-assert or other disposition of Lumos’s assets acquired by Merger Sub (a) for any exploitation in the cardiometabolic field, or (b) excluding LUM-201, in any other field (each of (a) and (b), a “Transaction”), an amount in cash per CVR equal to 25% of Transaction Proceeds (as defined in the CVR Agreement) after deduction of an amount equal to (a) 50% of the Upfront Cash Consideration (as defined in the CVR Agreement) plus (b) all amounts contributed by Parent in the form or equity investments or loans (including the CTF Agreement (as defined below)) to Lumos to develop the assets involved in the Transaction, allocated pro rata among all holders of CVRs (“CVR Holders”) and paid as a separate CVR for each Measurement Period (as defined in the CVR Agreement);

(iii)
upon the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events: (a) acquisition of direct or indirect beneficial ownership of more than 50% of the outstanding shares of capital stock of Lumos by a unrelated third party or (b) sale, assignment, lease, exclusive license or other disposition of all or substantially all of the assets or business of the Company to an unrelated third party, a price per share of $2.00 per share.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.  The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC.  The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Merger Sub (and, following the Effective Time, the Surviving Corporation) or any of its affiliates.  No interest will accrue on any amounts payable in respect of the CVRs.  References to “Merger Sub” with respect to post-closing obligations under the CVR Agreement include the Surviving Corporation after the Merger from and after the Effective Time.

Parent will indemnify the Rights Agent against any loss, liability, damage, judgment, fine, penalty, cost or expense arising out of or in connection with the Rights Agent’s duties under the CVR Agreement, including reasonable, documented and necessary out-of-pocket expenses and expenses of defending Rights Agent against any claims, charges, demands, actions or suits arising out of or in connection with the execution, acceptance, administration, exercise and performance of its duties under the CVR Agreement or enforcing its rights thereunder, unless such loss has been determined by a court of competent jurisdiction to be as a result of the Rights Agent’s gross negligence, bad faith, fraud or willful misconduct.

The CVR Agreement will be terminated upon the later to occur of (i) the mailing by the Rights Agent to each CVR Holder of all CVR payment amounts for any milestones achieved on or before December 31, 2037 or (ii) December 31, 2037.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of CVR Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, and as a condition to the willingness of the Buyer Parties to enter into this Agreement, certain of the Company’s stockholders holding approximately 17.7% of the Company Common Stock, including all members of the Board, the Company’s executive officers and Sante Health Ventures II, L.P., have entered into a tender and support agreement with the Buyer Parties (each, a “Support Agreement”), pursuant to which, among other things, such stockholders have agreed to tender their Shares in the Offer.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of Support Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Clinical Trial Funding Agreement

Simultaneously with the execution of the Merger Agreement, DPV and Lumos have entered into a Clinical Trial Funding Agreement (the “CTF Agreement”), pursuant to which DPV has agreed to loan up to $7.5 million to the Company solely for the purpose of funding certain research and development expenses, as set forth in the CTF Agreement and as mutually agreed upon by DPV and Lumos, during the period beginning on the execution of the Merger Agreement and ending on the earlier of (a) the Merger Closing  or (b) the termination of the Merger Agreement for any reason.

Any amounts loaned to the Company under the CTF Agreement shall be evidenced by a secured promissory note senior to any other indebtedness or obligations of the Company (the “Note”), bearing interest at an annual rate of 15%, payable on the earlier of (a) following the Merger Closing, any date on which DPV demands payment by written notice to Lumos or (b) the termination of the Merger Agreement (in each case, the “Maturity Date”) and secured by a first priority security interest in all of the Company’s assets.

All amounts then-due under the Note shall be due and payable on the following terms: (i) if the Maturity Date occurs on the Merger Closing, the Note shall remain outstanding as of the Merger Closing and shall not reduce the Upfront Cash Consideration (as defined in the CVR Agreement); or (ii) if the Maturity Date occurs as a result of the termination of the Merger Agreement (including as a result of the exercise by the Company of its “fiduciary out” provision), the principal and accrued interest on the Note shall be due as of the date of such termination.

The proceeds of the Note made pursuant to the CTF Agreement may be used only to pay certain research and development expenses in accordance with the CTF Agreement and will be paid directly to third-party providers by DPV upon written draw requests made by the Company which provide appropriate supporting documentation. No proceeds of the Note may be used for any other purposes, including without limitation, paying any operating, transaction or other expenses of the Company. The Note includes customary protective provisions for the benefit of DPV as a lender.

The foregoing descriptions of the CTF Agreement and the Note do not purport to be complete and are qualified in their entirety by the full text of the form of CTF Agreement, which is filed as Exhibit 10.3 hereto, and the form of Note, which is included as Exhibit B to the CTF Agreement filed as Exhibit 10.3 hereto, and are incorporated by reference herein.

The foregoing descriptions of the Merger Agreement, the CVR Agreement, the Support Agreements, and the CTF Agreement (including the form of Note) and the transactions contemplated thereby do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, the CVR Agreement, the form of Support Agreement, and the CTF Agreement (including the form of Note), which are attached hereto as Exhibits 2.1, 10.1, 10.2, and 10.3, and are each incorporated by reference herein. The Merger Agreement, the CVR Agreement, the form of Support Agreement, and the CTF Agreement (including the form of Note) have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Parent, Merger Sub, any stockholder of the Company, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement, the CVR Agreement, the Support Agreements, and the CTF Agreement are made only for purposes of such agreements as of the specific dates therein, were solely for the benefit of the applicable parties to the Merger Agreement, the CVR Agreement, the Support Agreements, and the CTF Agreement, respectively, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and the assertions embodied in such representations and warranties are qualified by information in confidential disclosure schedules that the Company exchanged with Parent in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

Item 2.02.
Results of Operations and Financial Condition.

On October 23, 2024, the Company issued a press release announcing its execution of the Merger Agreement that included certain preliminary unaudited financial results for the third quarter ended September 30, 2024 (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, are furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 with respect to the CTF Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01.
Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, by and among Double Point Ventures LLC, DPV Parent, Inc., DPV MergerSub, Inc. and Lumos Pharma, Inc., dated October 22, 2024.
10.1*	Form of Contingent Value Rights Agreement, by and between DPV Parent, Inc. and the Rights Agent.
10.2	Form of Tender and Support Agreement.
10.3	Clinical Trial Funding Agreement, by and among Double Point Ventures LLC and Lumos Pharma, Inc., dated October 22, 2024 (including the form of Note with respect thereto).
99.1	Press Release of Lumos Pharma, Inc., issued October 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
The schedules and exhibits have been omitted pursuant to Item 601(a)(5), 601(b)(2)(ii) or 601(b)(10)(iv) of Regulation S-K, as applicable. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Cautionary Statement on Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s beliefs and expectations and statements about the proposed Offer, Merger and related transactions contemplated by the Merger Agreement (the "Transactions"), including the timing of and closing conditions to the Transactions; the potential effects of the proposed Transactions on Lumos; that this transaction with DPV offers the best path forward for the further development of LUM-201 and the potential payment of proceeds to the Lumos stockholders, if any, pursuant to the CVRs. Additional forward-looking statements include, among others, statements regarding Lumos’ finalization of design details for a Phase 3 clinical trial of LUM-201; Lumos’ positioning to initiate this trial in the second quarter of 2025; that Lumos believes the trial design would reduce risk for its Phase 3 program in Pediatric Growth Hormone Deficiency (“PGHD”); the estimated global growth hormone market from injectable to oral therapy; and any other statements other than statements of historical fact.

These forward looking statements may be identified by their use of forward-looking terminology including, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” and “would,” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that the various Offer and closing conditions in the Merger Agreement may not be satisfied or waived, including uncertainties as to the percentage of shares of the Company that are tendered in the Offer; the Company’s ability to retain key personnel; the risk that the Transactions may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock; significant costs associated with the proposed Transactions; the risk that any stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; the risk that activities related to the CVRs may not result in any value to the CVR Holders; and other risks and uncertainties discussed in the Company’s most recent annual and quarterly reports filed with the SEC as well as in the Company’s subsequent filings with the SEC. As a result of such risks and uncertainties, Lumos's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. There can be no assurance that the proposed Transactions will in fact be consummated. Lumos cautions investors not to unduly rely on any forward-looking statements.

The forward-looking statements contained in this communication are made as of the date hereof, and Lumos undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find It

The Offer described in this communication has not yet commenced, and this communication is for information purposes only and is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Lumos or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by DPV and its subsidiaries, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Lumos. The offer to purchase the outstanding shares of the common stock of Lumos will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION OR RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by Lumos under the “Investors & Media” Section of Lumos’s website at www.lumos-pharma.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2024

LUMOS PHARMA, INC., a Delaware corporation

By:	/s/ Richard J. Hawkins
Richard J. Hawkins
Its:	Chief Executive Officer